UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2007
UNIVERSAL COMPRESSION PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrants’ telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
     On June 19, 2007, Universal Compression Partners, L.P. (the “Partnership”) entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with certain institutions (the “Purchasers”) to sell 2,014,388 common units representing limited partner interests in the Partnership (“Common Units”) in a private placement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as well as Regulation D thereunder. The negotiated purchase price for the Common Units in the Purchase Agreement is $34.75 per unit, or approximately $70.0 million in the aggregate. The Partnership intends to use the net proceeds from the private placement to repay a portion of the indebtedness the Partnership will assume from Universal Compression, Inc. in connection with the previously announced acquisition of specified compression equipment and related compression services customer contracts from Universal Compression, Inc. and certain of its affiliates (the “Drop Down”) pursuant to that certain Contribution, Conveyance and Assumption Agreement dated May 29, 2007 (the “Contribution Agreement”).
     The closing of the private placement pursuant to the Purchase Agreement is subject to the simultaneous closing of the Drop Down and certain other standard closing conditions. The Purchase Agreement will terminate automatically if the private placement is not closed before August 31, 2007 or if the Contribution Agreement is terminated. In connection with the closing of the Purchase Agreement, the Partnership also agreed to enter into a Registration Rights Agreement with the Purchasers and to file a shelf registration statement with the Securities and Exchange Commission covering the Common Units within 180 days of the closing. A copy of the form of Registration Rights Agreement is attached as Exhibit A to the Purchase Agreement.
     The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete terms of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 20, 2006, the Partnership, as guarantor, and UC Operating Partnership, L.P., a wholly owned subsidiary of the Partnership (the “Operating Partnership”), entered into a senior secured credit agreement (the “Credit Agreement”) with a syndicate of lenders and financial institutions named therein as parties thereto and Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, and Fortis Capital Corp. and Wells Fargo Bank, National Association, as Co-Documentation Agents. On June 22, 2007, in accordance with the terms of the Credit Agreement, the Operating Partnership executed a certificate to increase the aggregate revolving commitments under the Credit Agreement by $90 million (the “Commitment Increase”) from $225,000,000 to $315,000,000, effective on the closing date of the Drop Down.
     Borrowings under the revolving credit facility will mature on October 20, 2011 and are secured by substantially all of the property of the Operating Partnership, the Partnership and each of their respective “significant domestic subsidiaries,” as defined in the Credit Agreement. In addition, all of the capital stock of the domestic restricted subsidiaries, except for subsidiaries used in connection with any asset backed securitization facility, has been pledged to secure the obligations under the Credit Agreement. Under the Credit Agreement, the revolving credit facility currently bears interest at the Operating Partnership’s option, at the higher of the Administrative Agent’s prime rate plus 0.25% or LIBOR plus 1.25%, in each case based upon the Partnership’s total leverage ratio.
     The Operating Partnership expects to borrow all of the Commitment Increase at the closing of the Drop Down. The Operating Partnership intends to use the $90 million borrowed in connection with the Commitment Increase to fund a portion of the indebtedness the Partnership will assume in connection with the Drop Down.
Item 3.02. Unregistered Sales of Equity Securities.
     The description in Item 1.01 above of the expected issuance by the Partnership of Common Units to the Purchasers in connection with the consummation of the transactions contemplated by the Purchase Agreement is incorporated herein by reference.
Forward-Looking Statements
     Statements in this Current Report on Form 8-K other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the Partnership’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the timing of any borrowings in connection with the Commitment Increase and the intended use of any such borrowings, and the timing of the closing of the private placement pursuant to the Purchase Agreement and the intended use of the proceeds of such private placement. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by forward-looking statements is the failure by any of the parties to the Contribution Agreement to satisfy the various conditions to the closing of the Drop Down.
     These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 and those set forth from time to time in the Partnership’s filings with the Securities and Exchange Commission (“SEC”), which are available through the website www.universalcompression.com. Except as required by law, the Partnership expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Common Unit Purchase Agreement dated June 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION PARTNERS, L.P.

	By:	UCO General Partner, LP, its general partner

	By:	UCO GP, LLC , its general partner

(Registrant)

Date: June 25, 2007

	By:	/s/ DANIEL K. SCHLANGER

Daniel K. Schlanger
Senior Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Common Unit Purchase Agreement dated June 19, 2007.